EXHIBIT 99.1

Press Release	Source: Tribute Pharmaceuticals Canada Inc.

Tribute Pharmaceuticals Reports Double Digit Revenue Growth in Third Quarter 2014

MILTON, ONTARIO - (Marketwired – November 10, 2014) - Tribute Pharmaceuticals Canada Inc. (OTCQX: TBUFF) (TSX Venture: TRX) ("Tribute" or the "Company"), a specialty pharmaceutical company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada and the US, today announced financial results for its third quarter ending September 30, 2014. In this press release, all dollar amounts are expressed in Canadian currency - unless otherwise noted - and results are reported in accordance with United States generally accepted accounting principles (U.S. GAAP).

On October 2, 2014, subsequent to the quarter ended September 30, 2014, the Company entered into an asset purchase agreement, license agreement and supply agreement with Novartis AG and Novartis Pharma AG (together “Novartis”) pursuant to which the Company acquired from Novartis the Canadian rights to manufacture, market, promote, distribute and sell Fiorinal®, Fiorinal® C, Visken® and Viskazide®. The consideration paid for the acquired assets was $32,000,000. The Company funded the acquisition of the acquired assets with cash on hand and with US$6,000,000 of debt provided by SWK Funding LLC ("SWK"), a wholly-owned subsidiary of SWK Holdings Corporation.  See press release dated October 2, 2014 for additional details.

“We continued to demonstrate solid growth in Q3 2014,” said Rob Harris, President and CEO of Tribute, “and we are laying a strong foundation for record revenues for the Company in the coming quarters and years.”  Mr. Harris went on to say, “Q3 2014 was a very productive quarter for Tribute and the completion of the $30 million financing on July 15, 2014 enabled us to acquire Fiorinal®, Fiorinal® C, Visken® and Viskazide® from Novartis.  This acquisition is transformative for our Company as we now expect to report positive EBITDA beginning as soon as Q4 2014.  We are seeing good organic growth from all of our promoted products and along with the additional products from Novartis expect to see top-line revenue growth as high as 50% next year.”

Third Quarter 2014 Highlights:

●	Total revenues for the three month period ended September 30, 2014, increased by 11.2% compared to the same period in 2013.
●
Other domestic product sales increased 25.4%, licensed domestic product net sales increased 6.2% and international sales increased by 42.8% in the three month period ended September 30, 2014 compared to the same period in 2013.

●
IMS Health, an audited third party provider of sales data, reported an 18.7% increase in total prescriptions written for Cambia® during the three months ended September 30, 2014 compared to the three months ended June 30, 2014, or a 162.5% increase when comparing Q3 2014 and Q3 2013.

●	On July 15, 2014, Tribute completed a public offering in which 42,895,000 units were issued at a price of $0.70 per unit for gross proceeds of $30,026,500.
●	On August 5, 2014, Tribute announced its common shares began trading on the OTCQX® marketplace under the symbol "TBUFF".
●
On September 25, 2014, Tribute announced that it had received an additional patent from the U.S. Patent and Trademark Office (USPTO) for intellectual property central to one of the Company’s lead products, Uracyst®.

●
Subsequent to quarter end, on October 30, 2014 Tribute announced that it had received an additional patent from the European Patent Office (EPO) for intellectual property central to one of the Company’s lead products, Uracyst®.

Review of Third Quarter 2014 Operating Results:

Total revenues for the three month period ended September 30, 2014 increased by 11.2% to $3,868,900 compared to $3,480,100 during the same period in 2013. The growth in revenue was attributable to an increase in licensed domestic product net sales of $139,400 or 6.2%, other domestic product sales of $200,700 or 25.4% and international product sales of $148,600 or 42.8% partially offset by a decrease in royalty and licensing revenues of $99,900.

Gross profit for the three-month period ended September 30, 2014 was $1,880,500, higher by 19.8%, or $311,000 compared to the same period in the prior year. Underlying improvements in gross profit for the three-month period ended September 30, 2014 resulted from an increase in gross profit of $115,500 from licensed domestic product net sales, $300,300 from other domestic product sales and international product sales primarily based on the growth of Cambia sales during this period. These increases were partially offset by an increase of $5,000 in the write-off of expired products and a decrease in royalty and licensing revenues of $99,900.

Selling, general and administrative expenses for the three month period ended September 30, 2014 were $2,529,500 compared to $2,224,500 for the same period in 2013. The increase of $305,100 or 13.7% is primarily due to foreign exchange losses of $196,300, as well as continued investment in the Company’s sales force and marketing expenses to grow its existing products, plus an increase in business development related expenses.

The net loss from operations for the three month period ended September 30, 2014, was $945,800 compared to the same period in 2013 of $968,600. The decrease in operational loss of $22,800 or 2.4% represents increased gross profit of $311,000 and decreased amortization of $16,900, partially offset by higher selling, general and administrative expenses $305,100 (primarily related to foreign exchange loss of $196,300).

Net income before taxes for the three month period ended September 30, 2014, was $3,041,900, compared to a net loss of $2,583,600 for the same period in the prior year or an increase in the net income of $5,625,500 or 217.7%. This equates to gain of $0.03 per share compared to a loss of $0.05 per share for the same period in 2013.

Review of September Year-To-Date Operating Results:

For the nine month period ended September 30, 2014 total revenues increased by 11.5% to $11,403,800 compared to $10,232,400 in the same period in 2013. The increase in revenue was attributable to an increase in licensed domestic product net sales of $742,800 or 11.6%, an increase in other domestic product sales of $327,200 or 12.5% and an increase in international product sales of $280,900 or 27.1%. Serving as a partial offset was a decrease in royalty and licensing revenues of $179,500.

Gross profit for the nine month period ended September 30, 2014 was $5,655,600, higher by 19.4%, or $918,900 compared to the same period in the prior year. Underlying improvements in gross profit for the nine month period ended September 30, 2014 resulted from an increase in gross profit of $548,500 from licensed domestic product net sales and an increase of $568,200 from other domestic product sales and international product sales. Serving as a partial offset was a decrease in royalty and licensing revenues of $179,500 and an increase of $18,300 related to the write-off of expired products.

Selling, general and administrative expenses for the nine month period ended September 30, 2014 were $8,161,900 compared to $7,681,200 for the same period in 2013. The increase of $480,700 or 6.3% related to continued investment in the Company’s sales force and marketing expenses to grow its existing products, plus an increase in business development activities, including $194,600 related to a Bezalip SR® filing in the U.S. and $72,100 related to recently licensed bilastine as well as foreign exchange losses of $372,300.

The net loss from operations was $3,390,000 compared to the same period in 2013 of $3,922,200. The decrease in the operational loss of $532,200 or 13.6% is mainly attributable to a higher gross profit of $918,900 and lower amortization of $94,000, offset by a higher selling, general and administrative expenses of $480,700.

The net loss for the nine month period ended September 30, 2014 was $4,647,100, compared to a net loss of $6,286,000 for the same period in the prior year or a decrease of $1,638,900 or 26.1%. This equates to a loss of $0.07 per share compared to a loss of $0.13 per share for the same period in 2013.

Warrant Liability:

The revaluation of the warrant liability for the three month period ended September 30, 2014, resulted in a decrease in the warrant expense (non-cash) of $4,454,600 (September 30, 2013 - $660,300 increase). The decrease primarily relates to a private placement in 2013 of approximately $4.6 million of units of the Company’s equity securities. Since the warrants are denominated in U.S. dollars and the Company’s functional currency is in Canadian dollars, the fair market value of the warrants fluctuates from period to period. The fair market value is based on the current stock price, volatility, the risk free interest rate, time remaining until expiry and changes in the exchange rate between the U.S. and Canadian dollar.

For the nine month period ended September 30, 2014 the revaluation of the warrant liability resulted in an increase in the warrant expense (non-cash) of $163,200 (September 30, 2013 - $1,510,800).  The increase primarily relates to the private placement of approximately $4.6 million of units completed in the first quarter of 2013.

Liquidity and Capital Resources:

Tribute’s cash and cash equivalents position amounted to $28,725,800 at September 30, 2014 compared to $2,813,500 at December 31, 2013.

On October 1, 2014 subsequent to the quarter ended September 30, 2014, Tribute and SWK entered into an amended credit agreement to increase the Company's existing credit facility from US$8,000,000 to US$14,000,000 which may be increased by an additional US$3,000,000 at the Company's request, on or before December 31, 2015. In addition, the Company issued SWK a warrant to purchase 740,000 common shares of the Company. The warrant is exercisable for a period of five years from the closing date at an exercise price of US$0.70.

Tribute will host a conference call on Monday, November 10, 2014 at 11 AM EDT to review and discuss the Company's results for its third quarter ending September 30, 2014. To join the conference call, use the dial-in information below. When prompted, ask for the "Tribute Pharmaceuticals Call."

Conference Line Dial-In (Canada & U.S.):	877-407-0782
International Dial-In:	201-689-8567

About Tribute Pharmaceuticals Canada Inc.

Tribute is a specialty pharmaceutical company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada and the U.S. markets.

Tribute markets Cambia® (diclofenac potassium for oral solution), Bezalip® SR (bezafibrate), Soriatane® (acitretin), NeoVisc® (1.0% sodium hyaluronate solution) Uracyst® (sodium chondroitin sulfate solution 2%), Fiorinal®, Fiorinal® C, Visken®, Viskazide® and Collatamp® G in the Canadian market. Additionally, NeoVisc® and Uracyst® are commercially available and are sold globally through various international partnerships. Tribute also has the exclusive U.S. rights to develop and commercialize Bezalip® SR in the U.S. and has the exclusive right to sell bilastine, a product licensed from Faes Farma for the treatment of allergic rhinitis and chronic idiopathic urticaria (hives), in Canada. The exclusive license is inclusive of prescription and non- prescription rights for bilastine, as well as adult and pediatric presentations in Canada. This product is subject to receiving Canadian regulatory approval.

Tribute Pharmaceuticals' Forward Looking Statement

This press release contains certain forward-looking statements about Tribute as under applicable securities laws, which statements can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "anticipate", "estimate", "predict", "plan" or "continue" or the negative thereof or other variations thereon or comparable terminology referring to future events or results. Such forward-looking statements include, without limitation, statements with respect to expectations of positive EBITDA beginning as soon as Q4 2014 and top-line revenue growth as high as 50% next year.  Forward-looking statements, by their nature, are subject to risks and uncertainties, Tribute's actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, any of which could cause actual results to vary materially from current results or anticipated future results. See Tribute's reports filed with the Canadian Securities Regulatory Authorities and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from results referred to in forward-looking statements. Tribute assumes no obligation to update the information contained in this press release to update forward-looking statements to reflect changed assumptions, the occurrence of anticipated events or changes in future operating results, financial condition or business over time.

Bezalip® SR and Soriatane® are registered trademarks and under license from Actavis Group PTC ehf. Cambia® is a registered trademark and under license from Depomed, Inc. Collatamp® G is a registered trademark and under license EUSA Pharma (Europe) Limited. Visken® and Viskazide® are registered trademarks under license with Novartis AG.

For further information on Tribute visit the Company's website: http://www.tributepharma.com

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contacts:

Scott Langille, CFO
Tribute Pharmaceuticals Canada Inc.
905-876-3166
scott.langille@tributepharma.com

Kevin Fickle
Nuwa Group LLC, President
(925) 330-8315
kevin@nuwagroup.com

TRIBUTE PHARMACEUTICALS CANADA INC.
CONDENSED INTERIM BALANCE SHEETS
(Expressed in Canadian dollars)
(Unaudited)
	As at September 30, 2014	As at December 31, 2013
ASSETS
Current
Cash and cash equivalents	$28,725,849	$2,813,472
Accounts receivable, net of allowance of $nil (2013 - $nil)	1,922,835	591,766
Inventories	857,206	1,044,831
Taxes recoverable	47,481	651,791
Loan receivable	15,814	15,814
Prepaid expenses and other receivables	232,461	165,886
Current portion of debt issuance costs, net	121,992	91,100
Other current asset	13,158	-
Total current assets	31,936,796	5,374,660
Property, plant and equipment, net	1,026,008	1,089,919
Intangible assets, net	9,378,881	9,717,173
Goodwill	3,599,077	3,599,077
Debt issuance costs, net	286,925	253,712
Total assets	$46,227,687	$20,034,541
LIABILITIES
Current
Accounts payable and accrued liabilities	$3,340,542	$3,284,756
Current portion of long term debt	737,263	204,700
Warrant liability	3,250,811	2,966,714
Other current liability	-	38,156
Total current liabilities	7,328,616	6,494,326
Long term debt	7,645,299	5,640,102
Total liabilities	14,973,915	12,134,428

Contingencies and commitments
SHAREHOLDERS’ EQUITY
Capital Stock
AUTHORIZED
Unlimited Non-voting, convertible redeemable and retractable preferred shares with no par value

Unlimited Common shares with no par value
ISSUED
Common shares 94,476,238 (2013 – 51,081,238)	41,189,440	19,947,290
Additional paid-in capital options	2,646,881	2,286,890
Warrants	6,347,349	-
Accumulated other comprehensive income (loss)	13,158	(38,156)
Deficit	(18,943,056)	(14,295,911)
Total shareholders’ equity	31,253,772	7,900,113
Total liabilities and shareholders’ equity	$46,227,687	$20,034,541

TRIBUTE PHARMACEUTICALS CANADA INC.
CONDENSED INTERIM STATEMENTS OF OPERATIONS,
 COMPREHENSIVE INCOME (LOSS) AND DEFICIT
(Expressed in Canadian dollars)
(Unaudited)

	For the Three Month Periods Ended September 30		For the Nine Month Periods Ended September 30
Revenues	2014	2013	2014	2013
Licensed domestic product net sales	$2,381,710	2,242,333	7,121,403	6,378,621
Other domestic product sales	991,053	790,362	2,945,936	2,618,710
International product sales	496,153	347,551	1,318,002	1,037,103
Royalty and licensing revenues	-	99,884	18,414	197,924
Total revenues	3,868,916	3,480,130	11,403,755	10,232,358

Cost of Sales
Licensor sales and distribution fees	1,525,103	1,501,243	4,457,240	4,262,968
Cost of products sold	438,104	389,105	1,252,370	1,212,448
Expired products	25,228	20,253	38,584	20,253
Total Cost of Sales	1,988,435	1,910,601	5,748,194	5,495,669
Gross Profit	1,880,481	1,569,529	5,655,561	4,736,689
Expenses
Selling, general and administrative	2,529,534	2,224,457	8,161,873	7,681,179
Amortization of assets	296,723	313,635	883,649	977,693
Total operating expenses	2,826,257	2,538,092	9,045,522	8,658,872
Income (loss) from operations	(945,776)	(968,563)	(3,389,961)	(3,922,183)

Non-operating income (expenses)
(Loss) on derivative instrument	(184,113)	-	(180,913)	-
Change in warrant liability	4,454,565	(660,325)	(163,184)	(1,510,800)
Accretion expense	(36,738)	(20,895)	(102,264)	(68,123)
Loss on disposal of intangible asset		(161,200)	-	(161,200)
Loss on extinguishment of loan		(620,835)	-	(620,835)
Interest income	57,550	268	58,088	2,235
Interest expense	(303,613)	(152,026)	(868,911)	(320,029)
Income (loss) before tax	3,041,875	(2,583,576)	(4,647,145)	(6,600,935)
Deferred income tax recovery	-	-	-	314,900
Net income (loss) for the period	$3,041,875	$(2,583,576)	$(4,647,145)	$(6,286,035)
Unrealized gain on derivative instrument, net of tax	13,158	-	13,158	-
Net income (loss) and comprehensive income (loss) for the period	3,055,033	(2,583,576)	(4,633,987)	(6,286,035)
Deficit, beginning of period	(21,984,931)	(11,426,015)	(14,295,911)	(7,723,556)
Deficit, end of period	$(18,943,056)	$(14,009,591)	$(18,943,056)	$(14,009,591)

TRIBUTE PHARMACEUTICALS CANADA INC.
CONDENSED INTERIM STATEMENTS OF CASH FLOWS
(Expressed in Canadian dollars)
(Unaudited)

For the Periods Ended September 30
	For Nine Month Periods Ended
	2014	2013
Cash flows from (used in) operating activities
Net (loss)	$(4,647,145)	$(6,286,035)
Items not affecting cash:
Deferred income tax (recovery)	-	(314,900)
Amortization	909,311	995,758
Changes in warrant liability	163,183	1,510,800
Loss on extinguishment of loan	-	620,835
Loss on disposal of intangible asset	-	161,200
Stock-based compensation	359,992	428,482
Accretion expense	102,264	68,124
Paid-in common shares for services	211,812	-
Change in non-cash operating assets and liabilities	(736,585)	(2,629,186)
Cash flows (used in) operating activities	(3,637,168)	(5,444,922)
Cash flows from (used in) investing activities
Additions to property, plant and equipment	(6,525)	(25,562)
Payment of contingent liability	-	(460,000)
Increase in intangible assets	(231,620)	(13,180)
Cash flows (used in) investing activities	(238,145)	(498,742)
Cash flows from (used in) financing activities
Financing costs deferred	(128,181)	(305,227)
Long term debt issued	2,211,000	6,084,437
Units issued	30,026,500	4,713,787
Long term debt repayment	-	(3,386,630)
Debt extinguishment costs	-	(348,420)
Share issuance costs	(2,648,813)	(433,871)
Cash flows from financing activities	29,460,506	6,324,076
Changes in cash and cash equivalents	25,585,193	380,412
Change in cash and cash equivalents due to changes in foreign exchange	327,184	84,954
Cash and cash equivalents, beginning of period	2,813,472	2,283,868
Cash and cash equivalents, end of period	$28,725,849	$2,749,234

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